Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Managers

DB Commodity Services LLC:

We consent to the incorporation by reference in the Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (No. 333- 163552) of PowerShares DB US Dollar Index Trust, PowerShares DB US Dollar Index Bullish Fund, and PowerShares DB US Dollar Index Bearish Fund (the “SEC Registrants”) (filed with the Securities and Exchange Commission on January 3, 2011) of our report dated March 27, 2012, with respect to the statements of financial condition of DB Commodity Services LLC as of December 31, 2011 and 2010, and the related statements of income and expenses, changes in member’s capital, and cash flows for each of the years in the two-year period ended December 31, 2011, which report appears in the Current Report on Form 8-K of the SEC Registrants dated March 28, 2012. We also consent to the reference to our firm under the heading “Experts” in the above noted Registration Statement.

/s/KPMG LLP

New York, New York

March 28, 2012